SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 7, 2008 (August 1, 2008)

EMERGENT GROUP INC.
(Exact name of Registrant as specified in Charter)

Nevada	0-21475	93-1215401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10939 Pendleton Street, Sun Valley, CA	91352
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 394-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Material Agreements.

PRI Medical Technologies, Inc. (“PRI”), our subsidiary has entered into an agreement to purchase the Surgical Services division of PhotoMedex, Inc. (“PHMD”).  The PHMD division provides mobile laser services in 11 Northeast, Middle Atlantic and Southeast states, serving 18 individual local markets expanding PRI’s geographic coverage to a total of 16 states.

PRI intends to expand the PHMD division’s products available for sale by making PRI’s full product line available to the division’s salespeople and customers.

Revenues of PHMD’s Surgical Services division were $7,667,000 for the year ended 12/31/07.  Emergent Group’s Revenues were $17,662,000 for the same period.

The purchase price of the PHMD division is approximately $3,500,000 plus closing expenses, subject to adjustment.  The purchase price is being paid by Emergent through borrowings from an institutional lender of approximately $1,750,000, a private sale of our restricted securities of approximately $1,000,000 with the balance paid from existing cash.

The transaction is anticipated to close on August 8, 2008.

Item 7.01            Regulation FD Disclosure

Reference is made to the Press Release contained herein and filed as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

Exhibits

(c)	Exhibit 10.1 –	Asset Purchase Agreement to purchase the surgical services division of PhotoMedex, Inc.*

	Exhibit 99.1 –	Press Release dated August 5, 2008 relating to the purchase of the PhotoMedix division.*

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* Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EMERGENT GROUP INC.
(Registrant)

Dated: August 7, 2008	By:	/s/ Bruce J. Haber
Bruce J. Haber, Chief Executive Officer